Exhibit 10.9

Below is an unaudited schedule of investments for our initial portfolio of investments acquired as of September 29, 2026 (dollars in thousands):

Description	Industry	Spread above Index(1)	Interest Rate(1)	Acquisition Date	Maturity Date	Par Amount	Cost	Fair Value
Bank Debt/Senior Secured Loans
Alkeme Intermediary Holdings, LLC	Insurance	S+500	9.07%	9/2026	11/2028	$19,752	$19,752	$19,752
Ardelyx, Inc.	Pharmaceuticals	S+455	8.29%	9/2026	7/2030	19,784	20,180	20,180
Blazing Star Parent, LLC	Consumer Staples Distribution & Retail	S+700	10.76%	9/2026	8/2030	4,355	4,355	4,355
Centinel Spine, LLC	Health Care Equipment & Supplies	S+530	9.65%	9/2026	3/2030	4,079	4,216	4,216
CVAUSA Management, LLC	Health Care Providers & Services	S+525	9.15%	9/2026	5/2029	12,325	12,325	12,325
Exactcare Parent, Inc.	Health Care Providers & Services	S+550	9.26%	9/2026	11/2029	4,125	4,125	4,125
EyeSouth Eye Care Holdco LLC	Health Care Providers & Services	S+550	9.28%	9/2026	10/2029	3,577	3,577	3,577
Fertility (ITC) Investment Holdco, LLC	Health Care Providers & Services	S+500	8.84%	9/2026	1/2029	1,371	1,371	1,371
Pinnacle Fertility, Inc.	Health Care Providers & Services	S+450	8.34%	9/2026	3/2028	4,333	4,333	4,333
Plastics Management, LLC	Health Care Providers & Services	S+500	8.73%	9/2026	8/2029	9,008	9,008	9,008
ReFocus Management Services, LLC	Health Care Providers & Services	S+500	8.76%	9/2026	2/2029	6,456	6,456	6,456
Treace Medical Concepts, Inc.	Life Sciences Tools & Services	S+505	8.79%	9/2026	1/2031	4,079	4,071	4,071
WALCO Funding, LLC	Financial Services	S+785	11.75%	9/2026	12/2028	7,534	7,534	7,534
Western Veterinary Partners LLC	Diversified Consumer Services	S+525	9.09%	9/2026	10/2027	16,004	16,004	16,004
Wilbur-Ellis Holdings II, LLC	Fertilizer & Agricultural Chemicals	S+400	7.71%	9/2026	6/2030	4,833	4,833	4,833
World Insurance Associates, LLC	Insurance	S+500	9.07%	9/2026	4/2030	12,648	12,648	12,648

Total Bank Debt/Senior Secured Loans							$134,788	$134,788

Total Investments							$134,788	$134,788

(1)

Floating rate debt investments typically bear interest at a rate determined by reference to either the Secured Overnight Financing Rate (“SOFR” or “S”) or the prime index rate (“PRIME” or “P”), and which typically reset monthly, quarterly or semi-annually.